Exhibit 99.1 (Filed herewith)

NEWS RELEASE

Ken Golden

Director, Global Public Relations

Deere & Company

309-765-5678

Deere Reports Third-Quarter Net Income of $899 Million

•	Quarterly sales decline 3% to $8.97 billion.
•	Continued uncertainty in agricultural sector weighs on results.
•	Construction & Forestry reports sharply higher profit.
•	Full-year forecast revised to $3.2 billion of net income on approximately 4% sales gain.

MOLINE, Illinois (August 16, 2019) — Deere & Company reported net income of $899 million for the third quarter ended July 28, 2019, or $2.81 per share, compared with net income of $910 million, or $2.78 per share, for the quarter ended July 29, 2018. For the first nine months of the year, net income attributable to Deere & Company was $2.532 billion, or $7.87 per share, compared with $1.584 billion, or $4.82 per share, for the same period last year.

Affecting 2019 and 2018 results were charges or benefits to the provision for income taxes due to U.S. tax reform legislation (tax reform). Without these changes, adjusted net income attributable to Deere & Company for the third quarter and first nine months of 2019 and 2018 would have been as presented in the following table:

Deere & Company	Third Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net income – adjusted	$867	$849	2%	$2,505	$2,325	8%
Fully diluted EPS – adjusted	$2.71	$2.59		$7.79	$7.08

(Information on non-GAAP financial measures is included in the appendix.)

Worldwide net sales and revenues decreased 3 percent, to $10.036 billion, for the third quarter of 2019 and increased 5 percent, to $29.362 billion, for nine months. Net sales of the equipment operations were $8.969 billion for the quarter and $26.182 billion for nine months, compared with $9.286 billion and $25.007 billion last year.

“John Deere’s third-quarter results reflected the high degree of uncertainty that continues to overshadow the agricultural sector,” said Samuel R. Allen, chairman and chief executive officer. “Concerns about export-market access, near-term demand for commodities such as soybeans, and overall crop conditions, have caused many farmers to postpone major equipment purchases. At the same time, general economic conditions remain positive and are contributing to strong results for Deere’s construction and forestry business.”

Company Outlook & Summary

Company equipment sales are projected to increase by about 4 percent for fiscal 2019 compared with 2018. Included in the forecast are Wirtgen results for the full fiscal year of 2019 compared with 10 months

Deere Announces Third-Quarter Earnings	5

of the prior year. This adds about 1 percent to the company’s net sales forecast for the current year. Also included is a negative foreign-currency translation effect of about 2 percent for the year. Net sales and revenues are projected to increase about 5 percent for fiscal 2019. Net income attributable to Deere & Company is forecast to be about $3.2 billion.

“In spite of present challenges, the long-term outlook for our businesses remains healthy and points to a promising future,” Allen said. “We continue to expand our global customer base and are encouraged by response to our lineup of advanced products and services. Furthermore, we are fully committed to the successful execution of our strategic plan focused on achieving sustainable profitable growth. In support of the strategy, we are conducting a thorough assessment of our cost structure and initiating a series of actions to make the organization more structurally efficient and profitable.”

Deere & Company	Third Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales and revenues	$10,036	$10,308	-3%	$29,362	$27,942	5%

Net income	$899	$910	-1%	$2,532	$1,584	60%
Fully diluted EPS	$2.81	$2.78		$7.87	$4.82

Net income – adjusted	$867	$849	2%	$2,505	$2,325	8%
Fully diluted EPS – adjusted	$2.71	$2.59		$7.79	$7.08

Net income in the third quarter and first nine months of 2019 was favorably affected by discrete adjustments to the provision for income taxes related to tax reform of $32 million and $27 million for the respective periods. (Information on non-GAAP financial measures is included in the appendix.) Results were favorably affected by $61 million in the third quarter of 2018 and unfavorably affected by $741 million for the nine-month period due to discrete adjustments to the provision for income taxes related to tax reform.

Equipment Operations	Third Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales	$8,969	$9,286	-3%	$26,182	$25,007	5%
Operating profit	$990	$1,087	-9%	$2,932	$2,822	4%

Net income	$717	$750	-4%	$2,067	$889	133%
Tax reform unfavorable (favorable) adjustments	(24)	(58)	-59%	(24)	974	-102%
Net income without tax reform	$693	$692		$2,043	$1,863	10%

For a discussion of net sales and operating profit results, see the Agriculture & Turf and Construction & Forestry sections below. Wirtgen results are included for the full year-to-date period of 2019 while the prior year reflected seven months of the respective period. The two additional months added about 2 percent to the company’s year-to-date net sales. Net income in the third quarter and first nine months of 2019 was favorably affected by discrete adjustments to the provision for income taxes.

Agriculture & Turf	Third Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales	$5,946	$6,293	-6%	$17,909	$17,585	2%
Operating profit	$612	$806	-24%	$1,978	$2,249	-12%
Operating margin	10.3%	12.8%		11.0%	12.8%

Agriculture & Turf sales decreased for the quarter due to lower shipment volumes and the unfavorable effects of currency translation, partially offset by price realization. Year-to-date sales increased mainly as a result of price realization and increased shipment volumes, partially offset by the unfavorable effects of currency translation. Operating profit declined for the quarter primarily due to lower shipment volumes,

Deere Announces Third-Quarter Earnings	6

higher production costs, and the unfavorable effects of foreign-currency exchange, partially offset by price realization. Nine-month operating profit moved lower resulting from higher production costs, the unfavorable effects of currency translation, increased research and development costs, and a less-favorable sales mix. These factors were partially offset by price realization and higher shipment volumes.

Construction & Forestry	Third Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales	$3,023	$2,993	1%	$8,273	$7,422	11%
Operating profit	$378	$281	35%	$954	$573	66%
Operating margin	12.5%	9.4%		11.5%	7.7%

Construction & Forestry sales were higher for the quarter and nine months primarily due to price realization, partially offset by the unfavorable effects of currency translation. Nine-month sales also benefited from higher shipment volumes. The inclusion of Wirtgen’s sales for two additional months accounted for about 6 percent of the year-to-date net sales increase. Wirtgen’s operating profit was $159 million for the quarter and $275 million for nine months, compared with $88 million and $37 million for the corresponding periods last year. Excluding Wirtgen, the improvement in Construction & Forestry results for the quarter was driven by price realization, partially offset by a less-favorable sales mix. Year-to-date operating profit, excluding Wirtgen, increased mainly due to price realization and higher shipment volumes, partially offset by higher production costs and the unfavorable effects of currency exchange.

Financial Services	Third Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net income	$175	$151	16%	$450	$681	-34%
Tax reform unfavorable (favorable) adjustments	(8)	(3)	167%	(3)	(233)	-99%
Net income without tax reform	$167	$148	13%	$447	$448

Excluding tax-reform adjustments, the increase in financial services net income for the quarter was due to income earned on a higher average portfolio and favorable discrete adjustments to the provision for income taxes, partially offset by higher losses on operating-lease residual values and unfavorable financing spreads. Nine-month net income, adjusted for the tax-reform items, declined due to unfavorable financing spreads and higher losses on operating-lease residual values, largely offset by income earned on a higher average portfolio and favorable discrete adjustments to the provision for income taxes.

Market Conditions and Outlook (annual)
$ in millions
Agriculture & Turf	Net Sales	2%	Currency Translation	-2%
Construction & Forestry	Net Sales	10%	Currency Translation	-2%

John Deere Financial	Net Income	$ 620

Agriculture & Turf. Industry sales of agricultural equipment are expected to be about the same as last year for the U.S. and Canada as well as for the EU28-member nations. South American industry sales of tractors and combines are projected to be flat to up 5 percent benefiting from strength in Brazil. Asian sales are forecast to be flat to down slightly. Industry sales of turf and utility equipment in the U.S. and Canada are expected to be flat to up 5 percent for 2019.

Construction & Forestry. The Construction & Forestry forecast includes a full year of Wirtgen sales, versus 10 months in fiscal 2018, with the two additional months adding about 4 percent to division sales for the year. The outlook reflects generally positive fundamentals and economic growth worldwide. In forestry, global industry sales are expected to be flat to up 5 percent mainly as a result of improved demand in EU28 countries and Russia.

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Financial Services. Results are expected to benefit from a higher average portfolio and favorable adjustments to the provision for income taxes, largely offset by less-favorable financing spreads, higher losses on operating-lease residual values, and a higher provision for credit losses. Financial services net income for 2018 was $942 million, which included a tax benefit related to tax reform of $341 million. Without the tax benefit, net income would have been $601 million.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	Third Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Revenue	$742	$661	12%	$2,106	$1,864	13%
Net income	$145	$120	21%	$351	$639	-45%

Ending portfolio balance				$38,625	$35,633	8%

Prior-year results for the third quarter and year to date included a favorable provision for income taxes associated with tax reform. Results for the current quarter and first nine months included income from a higher average portfolio and favorable discrete adjustments to the provision for income taxes, partially offset by less-favorable financing spreads and higher losses on operating-lease residual values.

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APPENDIX

DEERE & COMPANY

SUPPLEMENTAL STATEMENT OF CONSOLIDATED INCOME INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Millions, except per-share amounts)

(Unaudited)

In addition to reporting financial results in conformity with accounting principles generally accepted in the United States (GAAP), the company also discusses non-GAAP measures that exclude adjustments related to tax reform. Net income attributable to Deere & Company and diluted earnings per share measures that exclude this item are not in accordance with nor a substitute for GAAP measures. The company believes that discussion of results excluding this item provides a useful analysis of ongoing operating trends.

The tables below provide a reconciliation of the non-GAAP financial measure with the most directly comparable GAAP financial measure for the three months and nine months ended July 28, 2019, and July 29, 2018.

	Three Months Ended		Nine Months Ended
	July 28, 2019		July 28, 2019
	Net Income		Net Income
	Attributable to	Diluted	Attributable to	Diluted
	Deere &	Earnings	Deere &	Earnings
	Company	Per Share	Company	Per Share
GAAP measure	$899	$2.81	$2,532	$7.87
Discrete tax reform expense (benefit)	(32)	(.10)	(27)	(.08)
Non-GAAP measure	$867	$2.71	$2,505	$7.79

	Three Months Ended		Nine Months Ended
	July 29, 2018		July 29, 2018
	Net Income		Net Income
	Attributable to	Diluted	Attributable to	Diluted
	Deere &	Earnings	Deere &	Earnings
	Company	Per Share	Company	Per Share
GAAP measure	$910	$2.78	$1,584	$4.82
Discrete tax reform expense (benefit)	(61)	(.19)	741	2.26
Non-GAAP measure	$849	$2.59	$2,325	$7.08

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Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements under “Company Outlook & Summary,” “Market Conditions & Outlook,” and other forward-looking statements herein that relate to future events, expectations, and trends involve factors that are subject to change, and risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment business is subject to a number of uncertainties including the factors that affect farmers’ confidence and financial condition.  These factors include demand for agricultural products, world grain stocks, weather conditions, soil conditions, harvest yields, prices for commodities and livestock, crop and livestock production expenses, availability of transport for crops, trade restrictions and tariffs, global trade agreements (e.g., the North American Free Trade Agreement), the level of farm product exports (including concerns about genetically modified organisms), the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of governments, changes in government farm programs and policies, international reaction to such programs, changes in and effects of crop insurance programs, changes in environmental regulations and their impact on farming practices, animal diseases (e.g., African swine fever) and their effects on poultry, beef and pork consumption and prices and on livestock feed demand, and crop pests and diseases.

Factors affecting the outlook for the company’s turf and utility equipment include consumer confidence, weather conditions, customer profitability, labor supply, consumer borrowing patterns, consumer purchasing preferences, housing starts and supply, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

Consumer spending patterns, real estate and housing prices, the number of housing starts, interest rates and the levels of public and non-residential construction are important to sales and results of the company’s construction and forestry equipment.  Prices for pulp, paper, lumber and structural panels are important to sales of forestry equipment.

All of the company’s businesses and its results are affected by general economic conditions in the global markets and industries in which the company operates; customer confidence in general economic conditions; government spending and taxing; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates; inflation and deflation rates; changes in weather patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts; natural disasters; and the spread of major epidemics.

Significant changes in market liquidity conditions, changes in the company’s credit ratings and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows.  Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and customer confidence and purchase decisions, borrowing and repayment practices, and the number and size of customer loan delinquencies and defaults.  A debt crisis, in Europe or elsewhere, could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, demand for equipment, and company operations and results.  The company’s investment management activities could be impaired by changes in the equity, bond and other financial markets, which would negatively affect earnings.

The anticipated withdrawal of the United Kingdom from the European Union and the perceptions as to the impact of the withdrawal may adversely affect business activity, political stability and economic conditions in the United Kingdom, the European Union and elsewhere.  The economic conditions and outlook could be further adversely affected by (i) the uncertainty concerning the timing and terms of the exit, (ii) new or modified trading arrangements between the United Kingdom and other countries, (iii) the risk that one or more other European Union countries could come under increasing pressure to leave the European Union, or (iv) the risk that the euro as the single currency of the Eurozone could cease to exist.  Any of these developments, or the perception that any of these developments are likely to occur, could affect

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economic growth or business activity in the United Kingdom or the European Union, and could result in the relocation of businesses, cause business interruptions, lead to economic recession or depression, and impact the stability of the financial markets, availability of credit, currency exchange rates, interest rates, financial institutions, and political, financial and monetary systems.  Any of these developments could affect our businesses, liquidity, results of operations and financial position.

Additional factors that could materially affect the company’s operations, access to capital, expenses and results include changes in, uncertainty surrounding and the impact of governmental trade, banking, monetary and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs and other areas, and governmental programs, policies, tariffs and sanctions in particular jurisdictions or for the benefit of certain industries or sectors; retaliatory actions to such changes in trade, banking, monetary and fiscal policies; actions by central banks; actions by financial and securities regulators; actions by environmental, health and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, noise and the effects of climate change; changes to GPS radio frequency bands or their permitted uses; changes in labor and immigration regulations; changes to accounting standards; changes in tax rates, estimates, laws and regulations and company actions related thereto; changes to and compliance with privacy regulations; compliance with U.S. and foreign laws when expanding to new markets and otherwise; and actions by other regulatory bodies.

Other factors that could materially affect results include production, design and technological innovations and difficulties, including capacity and supply constraints and prices; the loss of or challenges to intellectual property rights whether through theft, infringement, counterfeiting or otherwise; the availability and prices of strategically sourced materials, components and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; disruptions of infrastructures that support communications, operations or distribution; the failure of suppliers or the company to comply with laws, regulations and company policy pertaining to employment, human rights, health, safety, the environment, anti-corruption, privacy and data protection and other ethical business practices; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits or other legal proceedings; start-up of new plants and products; the success of new product initiatives; changes in customer product preferences and sales mix; gaps or limitations in rural broadband coverage, capacity and speed needed to support technology solutions; oil and energy prices, supplies and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; labor relations and contracts; changes in the ability to attract, train and retain qualified personnel; acquisitions and divestitures of businesses; greater than anticipated transaction costs; the integration of new businesses; the failure or delay in closing or realizing anticipated benefits of acquisitions, joint ventures or divestitures; the implementation of organizational changes; the failure to realize anticipated savings or benefits of cost reduction, productivity, or efficiency efforts; difficulties related to the conversion and implementation of enterprise resource planning systems; security breaches, cybersecurity attacks, technology failures and other disruptions to the company’s and suppliers’ information technology infrastructure; changes in company declared dividends and common stock issuances and repurchases; changes in the level and funding of employee retirement benefits; changes in market values of investment assets, compensation, retirement, discount and mortality rates which impact retirement benefit costs; and significant changes in health care costs.

The liquidity and ongoing profitability of John Deere Capital Corporation and other credit subsidiaries depend largely on timely access to capital in order to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products.  If general economic conditions deteriorate or capital markets become more volatile, funding could be unavailable or insufficient.  Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies.  Such estimates and data are often revised.  The company, except as required by law, undertakes no obligation to update or revise its outlook, whether as a result of new developments or otherwise.  Further information concerning the

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company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A.  Risk Factors of the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q).

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Third Quarter 2019 Press Release

(in millions of dollars)

Unaudited

	Three Months Ended			Nine Months Ended
	July 28	July 29%		July 28	July 29%
	2019	2018	Change	2019	2018	Change
Net sales and revenues:
Agriculture and turf	$5,946	$6,293	-6	$17,909	$17,585	+2
Construction and forestry	3,023	2,993	+1	8,273	7,422	+11
Total net sales	8,969	9,286	-3	26,182	25,007	+5
Financial services	910	830	+10	2,650	2,402	+10
Other revenues	157	192	-18	530	533	-1
Total net sales and revenues	$10,036	$10,308	-3	$29,362	$27,942	+5

Operating profit: *
Agriculture and turf	$612	$806	-24	$1,978	$2,249	-12
Construction and forestry	378	281	+35	954	573	+66
Financial services	204	196	+4	566	591	-4
Total operating profit	1,194	1,283	-7	3,498	3,413	+2
Reconciling items **	(74)	(84)	-12	(218)	(305)	-29
Income taxes	(221)	(289)	-24	(748)	(1,524)	-51
Net income attributable to Deere & Company	$899	$910	-1	$2,532	$1,584	+60

*       Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

13

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Three Months Ended July 28, 2019 and July 29, 2018

(In millions of dollars and shares except per share amounts) Unaudited

	2019	2018
Net Sales and Revenues
Net sales	$8,969	$9,286
Finance and interest income	884	786
Other income	183	236
Total	10,036	10,308

Costs and Expenses
Cost of sales	6,870	7,152
Research and development expenses	431	416
Selling, administrative and general expenses	896	913
Interest expense	374	291
Other operating expenses	352	346
Total	8,923	9,118

Income of Consolidated Group before Income Taxes	1,113	1,190
Provision for income taxes	221	289
Income of Consolidated Group	892	901
Equity in income of unconsolidated affiliates	7	10
Net Income	899	911
Less: Net income attributable to noncontrolling interests		1
Net Income Attributable to Deere & Company	$899	$910

Per Share Data
Basic	$2.84	$2.81
Diluted	$2.81	$2.78

Average Shares Outstanding
Basic	315.9	323.5
Diluted	319.8	328.0

See Condensed Notes to Interim Consolidated Financial Statements.

14

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Nine Months Ended July 28, 2019 and July 29, 2018

(In millions of dollars and shares except per share amounts) Unaudited

	2019	2018
Net Sales and Revenues
Net sales	$26,182	$25,007
Finance and interest income	2,537	2,263
Other income	643	672
Total	29,362	27,942

Costs and Expenses
Cost of sales	20,056	19,190
Research and development expenses	1,295	1,188
Selling, administrative and general expenses	2,607	2,557
Interest expense	1,078	881
Other operating expenses	1,063	1,034
Total	26,099	24,850

Income of Consolidated Group before Income Taxes	3,263	3,092
Provision for income taxes	748	1,524
Income of Consolidated Group	2,515	1,568
Equity in income of unconsolidated affiliates	20	18
Net Income	2,535	1,586
Less: Net income attributable to noncontrolling interests	3	2
Net Income Attributable to Deere & Company	$2,532	$1,584

Per Share Data
Basic	$7.98	$4.90
Diluted	$7.87	$4.82

Average Shares Outstanding
Basic	317.3	323.4
Diluted	321.5	328.2

See Condensed Notes to Interim Consolidated Financial Statements.

15

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions of dollars) Unaudited

	July 28	October 28	July 29
	2019	2018	2018
Assets
Cash and cash equivalents	$3,383	$3,904	$3,923
Marketable securities	565	490	488
Receivables from unconsolidated affiliates	54	22	28
Trade accounts and notes receivable - net	6,758	5,004	6,208
Financing receivables - net	27,049	27,054	25,213
Financing receivables securitized - net	5,200	4,022	4,662
Other receivables	1,535	1,736	1,300
Equipment on operating leases - net	7,269	7,165	6,805
Inventories	6,747	6,149	6,239
Property and equipment - net	5,798	5,868	5,638
Investments in unconsolidated affiliates	219	207	199
Goodwill	3,013	3,101	3,047
Other intangible assets - net	1,444	1,562	1,581
Retirement benefits	1,431	1,298	737
Deferred income taxes	1,088	808	1,645
Other assets	1,977	1,718	1,677
Total Assets	$73,530	$70,108	$69,390

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$11,142	$11,062	$11,004
Short-term securitization borrowings	5,048	3,957	4,528
Payables to unconsolidated affiliates	136	129	111
Accounts payable and accrued expenses	9,390	10,111	9,483
Deferred income taxes	507	556	524
Long-term borrowings	29,242	27,237	26,838
Retirement benefits and other liabilities	5,781	5,751	6,522
Total liabilities	61,246	58,803	59,010

Redeemable noncontrolling interest	14	14	14

Stockholders’ Equity
Total Deere & Company stockholders’ equity	12,266	11,288	10,356
Noncontrolling interests	4	3	10
Total stockholders’ equity	12,270	11,291	10,366
Total Liabilities and Stockholders’ Equity	$73,530	$70,108	$69,390

See Condensed Notes to Interim Consolidated Financial Statements.

16

DEERE & COMPANY

STATEMENT OF CONSOLIDATED CASH FLOWS

For the Nine Months Ended July 28, 2019 and July 29, 2018

(In millions of dollars) Unaudited

	2019	2018
Cash Flows from Operating Activities
Net income	$2,535	$1,586
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision for credit losses	58	66
Provision for depreciation and amortization	1,522	1,445
Share-based compensation expense	63	63
Gain on sales of businesses		(25)
Undistributed earnings of unconsolidated affiliates	10	(10)
Provision (credit) for deferred income taxes	(332)	641
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(2,206)	(2,365)
Inventories	(1,168)	(1,539)
Accounts payable and accrued expenses	(306)	213
Accrued income taxes payable/receivable	253	176
Retirement benefits	40	(814)
Other	(65)	(109)
Net cash provided by (used for) operating activities	404	(672)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	12,685	12,162
Proceeds from maturities and sales of marketable securities	72	56
Proceeds from sales of equipment on operating leases	1,171	1,116
Proceeds from sales of businesses, net of cash sold		133
Cost of receivables acquired (excluding receivables related to sales)	(13,662)	(12,586)
Acquisitions of businesses, net of cash acquired		(5,171)
Purchases of marketable securities	(110)	(101)
Purchases of property and equipment	(756)	(571)
Cost of equipment on operating leases acquired	(1,462)	(1,428)
Other	(67)	(103)
Net cash used for investing activities	(2,129)	(6,493)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	(336)	1,183
Proceeds from long-term borrowings	7,440	5,739
Payments of long-term borrowings	(4,356)	(4,372)
Proceeds from issuance of common stock	133	209
Repurchases of common stock	(880)	(454)
Dividends paid	(703)	(583)
Other	(82)	(66)
Net cash provided by financing activities	1,216	1,656

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(24)	71

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(533)	(5,438)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	4,015	9,467
Cash, Cash Equivalents, and Restricted Cash at End of Period	$3,482	$4,029

See Condensed Notes to Interim Consolidated Financial Statements.

17

Condensed Notes to Interim Consolidated Financial Statements (Unaudited)

(1)	Dividends declared and paid on a per share basis were as follows:

	Three Months Ended		Nine Months Ended
	July 28	July 29	July 28	July 29
	2019	2018	2019	2018

Dividends declared	$.76	$.69	$2.28	$1.89
Dividends paid	$.76	$.60	$2.21	$1.80

(2)

The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.

(3)

In the first quarter of 2019, the Company adopted Financial Accounting Standards Board Accounting Standards Update (ASU) No. 2016-18, which amends ASC 230, Statement of Cash Flows. The ASU requires that restricted cash be included with cash and cash equivalents in the statement of cash flows. The ASU was adopted on a retrospective basis. As a result, the 2018 consolidated statement of cash flows was updated to add $132 million and $106 million of restricted cash in the beginning period and ending period balances, respectively. The 2018 supplemental consolidating statement of cash flows was updated to add $6 million and $7 million of restricted cash in the equipment operations’ beginning and ending period balances, respectively, and $126 million and $99 million in the financial services’ beginning and ending period balances, respectively. The equipment operations’ restricted cash at October 28, 2018 and July 28, 2019 was $7 million and $9 million, respectively. The financial services’ restricted cash for the same periods was $104 million and $90 million, respectively.

(4)

The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. In the supplemental consolidating data in Note 5 to the financial statements, “Equipment Operations” include the Company’s agriculture and turf operations and construction and forestry operations with “Financial Services” reflected on the equity basis.

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(5) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENT OF INCOME

For the Three Months Ended July 28, 2019 and July 29, 2018

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2019	2018	2019	2018
Net Sales and Revenues
Net sales	$8,969	$9,286
Finance and interest income	30	31	$952	$852
Other income	185	231	51	67
Total	9,184	9,548	1,003	919

Costs and Expenses
Cost of sales	6,871	7,153
Research and development expenses	431	416
Selling, administrative and general expenses	751	769	147	145
Interest expense	67	52	311	250
Interest compensation to Financial Services	93	86
Other operating expenses	64	80	339	326
Total	8,277	8,556	797	721

Income of Consolidated Group before Income Taxes	907	992	206	198
Provision for income taxes	190	242	31	47
Income of Consolidated Group	717	750	175	151

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Financial Services	175	151
Other	7	10
Total	182	161
Net Income	899	911	175	151
Less: Net income attributable to noncontrolling interests		1
Net Income Attributable to Deere & Company	$899	$910	$175	$151

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENT OF INCOME

For the Nine Months Ended July 28, 2019 and July 29, 2018

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2019	2018	2019	2018
Net Sales and Revenues
Net sales	$26,182	$25,007
Finance and interest income	79	70	$2,727	$2,441
Other income	614	631	184	195
Total	26,875	25,708	2,911	2,636

Costs and Expenses
Cost of sales	20,058	19,192
Research and development expenses	1,295	1,188
Selling, administrative and general expenses	2,191	2,159	422	403
Interest expense	182	226	910	675
Interest compensation to Financial Services	254	228
Other operating expenses	203	219	1,008	962
Total	24,183	23,212	2,340	2,040

Income of Consolidated Group before Income Taxes	2,692	2,496	571	596
Provision (credit) for income taxes	625	1,607	123	(83)
Income of Consolidated Group	2,067	889	448	679

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Financial Services	450	681	2	2
Other	18	16
Total	468	697	2	2
Net Income	2,535	1,586	450	681
Less: Net income attributable to noncontrolling interests	3	2
Net Income Attributable to Deere & Company	$2,532	$1,584	$450	$681

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*			FINANCIAL SERVICES
	July 28	October 28	July 29	July 28	October 28	July 29
	2019	2018	2018	2019	2018	2018
Assets
Cash and cash equivalents	$2,694	$3,195	$2,803	$689	$709	$1,120
Marketable securities	5	8	11	560	482	477
Receivables from unconsolidated subsidiaries and affiliates	2,395	1,700	1,795
Trade accounts and notes receivable - net	1,606	1,374	1,586	6,807	4,906	6,080
Financing receivables - net	100	93	78	26,949	26,961	25,135
Financing receivables securitized - net	54	76	90	5,146	3,946	4,572
Other receivables	1,428	1,010	1,131	126	776	176
Equipment on operating leases - net				7,269	7,165	6,805
Inventories	6,747	6,149	6,239
Property and equipment - net	5,753	5,821	5,592	45	47	46
Investments in unconsolidated subsidiaries and affiliates	5,309	5,231	4,992	16	15	15
Goodwill	3,013	3,101	3,047
Other intangible assets - net	1,444	1,562	1,581
Retirement benefits	1,374	1,241	727	57	57	14
Deferred income taxes	1,579	1,503	1,984	72	69	68
Other assets	1,269	1,133	1,148	708	587	530
Total Assets	$34,770	$33,197	$32,804	$48,444	$45,720	$45,038

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,372	$1,434	$789	$9,770	$9,628	$10,215
Short-term securitization borrowings	53	75	90	4,995	3,882	4,438
Payables to unconsolidated subsidiaries and affiliates	136	129	111	2,341	1,678	1,766
Accounts payable and accrued expenses	9,422	9,383	9,047	1,641	2,056	1,902
Deferred income taxes	454	497	431	616	823	500
Long-term borrowings	5,364	4,714	5,526	23,878	22,523	21,312
Retirement benefits and other liabilities	5,685	5,660	6,430	97	91	96
Total liabilities	22,486	21,892	22,424	43,338	40,681	40,229

Redeemable noncontrolling interest	14	14	14

Stockholders’ Equity
Total Deere & Company stockholders’ equity	12,266	11,288	10,356	5,106	5,039	4,809
Noncontrolling interests	4	3	10
Total stockholders’ equity	12,270	11,291	10,366	5,106	5,039	4,809
Total Liabilities and Stockholders’ Equity	$34,770	$33,197	$32,804	$48,444	$45,720	$45,038

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Nine Months Ended July 28, 2019 and July 29, 2018

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2019	2018	2019	2018
Cash Flows from Operating Activities
Net income	$2,535	$1,586	$450	$681
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	1	19	57	47
Provision for depreciation and amortization	782	741	836	800
Gain on sales of businesses		(25)
Undistributed earnings of unconsolidated subsidiaries and affiliates	(62)	(235)	(1)	(1)
Provision (credit) for deferred income taxes	(123)	986	(209)	(345)
Changes in assets and liabilities:
Trade receivables and Equipment Operations' financing receivables	(248)	(331)
Inventories	(670)	(975)
Accounts payable and accrued expenses	50	519	23	66
Accrued income taxes payable/receivable	(282)	231	535	(55)
Retirement benefits	35	(821)	5	7
Other	(59)	(86)	140	141
Net cash provided by operating activities	1,959	1,609	1,836	1,341

Cash Flows from Investing Activities
Collections of receivables (excluding trade and wholesale)			13,807	13,246
Proceeds from maturities and sales of marketable securities	9	9	63	47
Proceeds from sales of equipment on operating leases			1,171	1,116
Proceeds from sales of businesses, net of cash sold		133
Cost of receivables acquired (excluding trade and wholesale)			(14,597)	(13,830)
Acquisitions of businesses, net of cash acquired		(5,171)
Purchases of marketable securities	(3)		(107)	(101)
Purchases of property and equipment	(754)	(569)	(2)	(2)
Cost of equipment on operating leases acquired			(2,135)	(2,190)
Increase in trade and wholesale receivables			(2,551)	(2,330)
Other	(64)	42	12	(61)
Net cash used for investing activities	(812)	(5,556)	(4,339)	(4,105)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	(119)	119	(217)	1,064
Change in intercompany receivables/payables	(683)	(797)	683	797
Proceeds from long-term borrowings	868	159	6,572	5,580
Payments of long-term borrowings	(194)	(118)	(4,162)	(4,254)
Proceeds from issuance of common stock	133	209
Repurchases of common stock	(880)	(454)
Dividends paid	(703)	(583)	(377)	(454)
Other	(52)	(41)	(22)	(25)
Net cash provided by (used for) financing activities	(1,630)	(1,506)	2,477	2,708

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(16)	89	(8)	(18)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(499)	(5,364)	(34)	(74)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	3,202	8,174	813	1,293
Cash, Cash Equivalents, and Restricted Cash at End of Period	$2,703	$2,810	$779	$1,219

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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